UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2026

SIX FLAGS ENTERTAINMENT CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	001-42157	93-4097909
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

8701 Red Oak Blvd.,

Charlotte, North Carolina 28217

(Address of principal executive offices) (Zip Code)

(704) 414-4700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FUN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 21, 2026, Six Flags Entertainment Corporation (the “Company”) entered into an amendment (the “Amendment”) to the cooperation agreement (the “Cooperation Agreement”) with Dendur Capital LP and certain of its affiliates (together, “Dendur”), dated March 10, 2025. The following is a summary of the material terms of the Amendment. The summary does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

The Amendment permits Dendur to acquire derivative securities or any other rights decoupled from the underlying securities of the Company that may only be settled in cash and not shares, so long as Dendur’s aggregate economic exposure (including both shares of common stock of the Company and derivative securities or any other rights decoupled from the underlying securities of the Company) does not exceed 14.99%.

The Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The description of the Amendment herein does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Amendment to Cooperation Agreement, dated as of January 21, 2026, by and between the Company and Dendur

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIX FLAGS ENTERTAINMENT CORPORATION
(Registrant)

/s/ Brian C. Witherow
Name:	Brian C. Witherow
Title:	Chief Financial Officer

Date: January 23, 2026